Exhibit 99.1

MKS Instruments Completes Fifth Repricing and Makes a Voluntary $50 Million

Prepayment on its Secured Term Loan

Cumulative Actions since Origination Have Resulted in Total Voluntary Prepayments of $525 Million

ANDOVER, Mass., October 1, 2019 (GLOBE NEWSWIRE) — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity, announced today that it successfully completed the repricing of its existing secured term loan. The lenders have agreed to an amendment that results in a reduction of the interest rate spread on the two existing tranches of the secured term loan from LIBOR plus 2.00% and LIBOR plus 2.25%, respectively, to LIBOR plus 1.75%. This transaction also combined the two existing tranches into one tranche with a maturity date in February 2026. Based upon the current interest rate, the annualized non-GAAP interest savings from this repricing is approximately $4 million.

In addition, the Company announced that it has made a voluntary $50 million prepayment of principal on its secured term loan, reducing the outstanding principal to approximately $897 million as of September 27, 2019, from approximately $947 million at June 30, 2019. Based upon the current interest rate, this voluntary prepayment results in an additional annualized non-GAAP interest savings of approximately $1.9 million.

“We continue to deliver on our commitment to reduce our leverage and interest costs. This marks the fifth repricing and tenth voluntary prepayment since loan origination in April 2016. These actions demonstrate our consistent execution in reducing our leverage as well as reducing our annualized non-GAAP interest rate costs by almost $6 million, based upon the current interest rate,” said Seth H. Bagshaw, Senior Vice President and Chief Financial Officer.

Barclays acted as sole arranger for this secured term loan repricing and amendment.

About MKS Instruments

MKS Instruments, Inc. is a global provider of instruments, subsystems and process control solutions that measure, monitor, deliver, analyze, power and control critical parameters of advanced manufacturing processes to improve process performance and productivity for our customers. Our products are derived from our core competencies in pressure measurement and control, flow measurement and control, gas and vapor delivery, gas composition analysis, residual gas analysis, leak detection, control technology, ozone generation and delivery, power, reactive gas generation, vacuum technology, lasers, photonics, sub-micron positioning, vibration control, optics and laser-based manufacturing solutions. We also provide services relating to the maintenance and repair of our products, installation services and training. Our primary served markets include semiconductor, industrial technologies, life and health sciences, and research and defense. Additional information can be found at www.mksinst.com.

Use of Non-GAAP Financial Measure

Non-GAAP interest expense excludes amortization of debt issuance costs. This non-GAAP measure is not in accordance with U.S. Generally Accepted Accounting Principles (GAAP). MKS management believes the presentation of this non-GAAP financial measure is useful to investors for comparing prior periods and analyzing ongoing business trends and financial results. On an annualized basis, GAAP interest savings, at the current interest rate, is approximately $7 million, which includes approximately $1 million of amortization of deferred financing costs.

Forward-Looking Statements

This release contains a forward-looking statement within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act regarding MKS’ interest expense. This statement is only a prediction. Actual events or results may differ materially from those in the forward-looking statement set forth herein. Readers are referred to MKS’ filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:

Seth H. Bagshaw

Senior Vice President, Chief Financial Officer and Treasurer

Telephone: 978.645.5578

Email: seth.bagshaw@mksinst.com

Investor Relations Contacts:

Monica Gould

The Blueshirt Group

Telephone: 212.871.3927

Email: monica@blueshirtgroup.com

Lindsay Grant Savarese

The Blueshirt Group

Telephone: 212.331.8417

Email: lindsay@blueshirtgroup.com